Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 prepared by Par Pacific Holdings, Inc. of information contained in our report dated February 10, 2017, with respect to estimates of reserves and future net revenue of Par Pacific Holdings, Inc., as of December 31, 2016.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

March 7, 2016